PROSPECTUS SUPPLEMENT (dated April 30, 2002)
                      TO PROSPECTUS DATED FEBRUARY 20, 2002


     The "Selling Holders" section of the Prospectus is hereby amended to add the following Selling Holders:


                                     Principal Amount of
                                Debentures Beneficially Owned     Number of Shares of Common
   Selling Shareholder          and That May Be Offered Hereby     Stock Beneficially Owned (1)               Owned (1)
KBC Financial Products USA, Inc.          $   3,750,000                     0
Credit Suisse First Boston Corporation    $   5,000,000                     0
UBS AG London Branch                      $  25,000,000                     0

(1) Does not include shares of Common Stock issuable upon conversion of Debentures.